UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

FLUIDIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(650) 266-6000

April 10, 2014

Dear Stockholder:

We are pleased to invite you to attend our 2014 annual meeting of stockholders to be held on Wednesday, May 21, 2014 at 11:30 a.m., Pacific time, at the Company’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to:

•	elect two nominees for Class I director named in the proxy statement to hold office until our 2017 annual meeting of stockholders or until his successor is duly elected and qualified;

•	vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2013, as set forth in the proxy statement; and

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, trustee, or other nominee, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your continued support of Fluidigm. We look forward to seeing you at our annual meeting.

Sincerely,

Gajus V. Worthington

President and Chief Executive Officer

This notice of our annual meeting of stockholders, the proxy statement, and the proxy card are being distributed and made available on or about April 10, 2014.

FLUIDIGM CORPORATION

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(650) 266-6000

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:30 a.m., Pacific time, on Wednesday, May 21, 2014

Place	Fluidigm’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.

Items of Business

•     To elect two nominees for Class I director named in this proxy statement to hold office until our 2017 annual meeting of stockholders or until his successor is duly elected and qualified.

•     To vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2013, as set forth in this proxy statement.

•     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

•     To transact any other business that may properly come before the 2014 annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Fluidigm stockholder of record as of the close of business on the record date, March 27, 2014.

Meeting Admission

You are entitled to attend the annual meeting only if you were a Fluidigm stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2013 annual report is enclosed with these materials as a separate booklet. You may also access our 2013 annual report by visiting www.proxyvote.com. Our 2013 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of this proxy statement, or as set forth on your enclosed proxy card.

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

-i-

-ii-

FLUIDIGM CORPORATION

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on May 21, 2014

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our president and chief executive officer, Gajus V. Worthington, our chief financial officer, Vikram Jog, and our executive vice president, legal affairs, and general counsel, William M. Smith, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2014 annual meeting of stockholders, which will take place on Wednesday, May 21, 2014 at 11:30 a.m., Pacific time, at the Company’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed on or about April 10, 2014 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2013 annual report are available by visiting www.proxyvote.com and typing in the control number as set forth (i) on the proxy card (for stockholders of record), or (ii) on the voting instruction form (for individuals who hold shares through a broker, bank, trustee, or nominee).

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	the election of two nominees for Class I director named in this proxy statement to hold office until our 2017 annual meeting of stockholders or until his successor is duly elected and qualified;

•	to vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2013, as set forth in this proxy statement; and

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the nominees for Class I director named in this proxy statement;

•	“FOR” approval of the compensation of our named executive officers for the year ended December 31, 2013, on an advisory basis; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on March 27, 2014, the record date for the 2014 annual meeting of stockholders, is entitled to vote on all items being considered at the 2014 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the record date, we had 28,015,938 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares as a beneficial owner through a broker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held through a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2013 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.

How can I contact Fluidigm’s transfer agent?

Contact our transfer agent by writing Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021 (for overnight delivery), or at P.O. Box 43078, Providence, Rhode Island 02940-3078 (for regular U.S. mail). You may also contact our transfer agent by calling (800) 662-7232 or (781) 575-2879.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a Fluidigm stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 27, 2014, together with a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Fluidigm Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, trustee, or other nominee. Simply complete and mail the proxy card provided to the address provided by your broker, bank, trustee, or other nominee.

You may attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank, trustee, or other nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fluidigm or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present in person or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, holders of a majority of the issued and outstanding shares of common stock present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?

Election of Class I directors	Plurality of the shares	No

Advisory Vote on Approval of Executive Compensation	Majority of the shares present, represented, and entitled to vote at the meeting	No

Ratification of Appointment of Ernst & Young LLP for the year ending December 31, 2014	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank, trustee, or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the election of the Class I directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. In addition, discretionary voting is not allowed with respect to the proposal seeking an advisory vote on approval of executive compensation. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of the Class I directors and the advisory vote on approval of executive compensation to your broker, bank, trustee, or other nominee.

Election of Class I Directors

The two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of the Class I directors.

Advisory Vote on Approval of Executive Compensation

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of Appointment Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Gajus V. Worthington, Vikram Jog, and William M. Smith, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason a Class I director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

Who will count the votes?

A representative of our mailing agent, Broadridge Financial Solutions, Inc., will tabulate the votes and act as inspector of elections.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, bank, trustee, and other nominees for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, also referred to as the SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement, and 2013 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who wish to participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2013 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our mailing agent, Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2013 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Services, Inc. as indicated above.

Beneficial owners can request information about householding from their broker, banks, trustee, or other nominee.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 11, 2014; provided, however, that in the event that we hold our 2015 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2014 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Fluidigm Corporation

Attn: Corporate Secretary

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

Fax: (650) 871-7152

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the company’s proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2015 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than January 25, 2015, and

•	not later than February 24, 2015.

In the event that we hold our 2015 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2014 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present such proposal at such meeting, we are not required to present the proposal for a vote at the meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and corporate governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our corporate secretary at our address set forth above. For additional information regarding stockholder recommendations for director candidates, please see the section entitled “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”

Availability of Bylaws

A copy of our bylaws may be obtained by accessing Fluidigm’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Fluidigm Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a code of ethics and conduct that applies to our board of directors, officers, and employees, including our chief executive officer and chief financial officer. Our code of ethics and conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of ethics and conduct, each of our directors, officers, and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of ethics and conduct is available on our website at http://investors.fluidigm.com/governance.cfm. When required by the rules of the NASDAQ Stock Market, also referred to as NASDAQ, or the SEC, we will disclose any future amendment to, or waiver of, any provision of the code of ethics and conduct for our chief executive officer, principal financial officer, principal accounting officer, or any member of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of our business in accordance with its fiduciary responsibilities. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our chairman, and matters relating to director independence and performance assessments. Our corporate governance principles are available on our website at http://investors.fluidigm.com/governance.cfm.

Role and Composition of the Board

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

Our board of directors is currently comprised of six members and is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2015 for the Class II directors, 2016 for the Class III directors, and 2017 for the Class I directors.

2013 Board Meetings

During 2013, our board of directors held eight meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year.

Board Leadership Structure

Our corporate governance principles provide that the board of directors will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Although our current chairman is a non-employee director, the board has not adopted any policy requiring separation of the chairman and chief executive officer positions or requiring allocation of the chairman position to a non-employee director. Samuel D. Colella, an independent director with substantial board and executive leadership experience, currently serves as our chairman. In addition to Fluidigm, Mr. Colella currently serves on the board of Genomic Health, Inc. and the boards of several private companies. Our board of directors believes that Mr. Colella’s qualifications to serve as chairman include his broad understanding of the life science industry and his extensive experience with emerging private and public companies, including prior service as chairman of other boards.

Separating the positions of the chairman and chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing our chairman to lead our board in its fundamental role of providing independent advice to and oversight of management. The board believes that having an independent director serve as chairman is the appropriate leadership structure for Fluidigm at this time and demonstrates our commitment to good corporate governance.

Director Independence

As a company listed on NASDAQ, we are required under the NASDAQ listing requirements to maintain a board comprised of a majority of “independent directors,” as determined affirmatively by our board. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent. Our board of directors determined that a majority of our directors during 2013 were “independent directors” as defined under applicable NASDAQ rules, including Gerhard F. Burbach, Samuel D. Colella, Evan Jones, Patrick S. Jones, and John A. Young.

In February 2014, our board of directors undertook another review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Gerhard F. Burbach, Samuel D. Colella, Evan Jones, Patrick S. Jones, and John A. Young, representing a majority of our directors, are “independent directors” as defined under applicable NASDAQ rules. Gajus V. Worthington is not considered an independent director because of his positions as our president and chief executive officer.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times as requested by an independent director. These executive sessions are chaired by our chairman. Gajus V. Worthington does not participate in such sessions.

Board’s Role in Risk Oversight

While our board of directors has the ultimate oversight responsibility for the risk management process, it has charged our audit committee with responsibility to oversee management’s processes for identifying, monitoring, and addressing enterprise risks, evaluate and discuss with management its assessments of matters relating to enterprise risks, and oversee and monitor management’s plans to address such risks. Our audit committee oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The audit committee’s review of our business is an integral aspect of its assessment of management’s tolerance for risk and its determination as to the appropriate level of risk for our company.

In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long-term value that does not encourage excessive risk-taking. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Fluidigm.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to, and seeks guidance from, the board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts, and investment policy and practices.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee.

Audit Committee.  In 2013, our audit committee consisted of directors Patrick S. Jones, Evan Jones, John A. Young (who served on our audit committee until January 10, 2013), and Gerhard F. Burbach (who was appointed to serve on our audit committee on January 10, 2013). Currently, our audit committee consists of directors Patrick S. Jones, Evan Jones, and Gerhard F. Burbach. Patrick S. Jones is the chairman of the audit committee. Our board of directors has determined that each of Patrick S. Jones, Evan Jones, and Gerhard F. Burbach is independent and financially literate under the current rules and regulations of the SEC and NASDAQ, and that Mr. Patrick S. Jones qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Our audit committee oversees our corporate accounting and financial reporting process and our enterprise risk management process, and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee is authorized to, among other things:

•	oversee the work of our independent registered public accounting firm;

•	approve the hiring, discharge, and compensation of our independent registered public accounting firm;

•	approve engagements of our independent registered public accounting firm to render any audit or permissible non-audit services;

•	evaluate the qualifications, independence, and performance of our independent registered public accounting firm;

•

discuss and, as appropriate, review with management and our independent registered public accounting firm our annual and quarterly financial statements and our major critical accounting policies and practices;

•	review management’s assessment of our internal controls; and

•	review the adequacy and effectiveness of our internal control policies and procedures.

Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website at http://investors.fluidigm.com/governance.cfm. Our audit committee held ten meetings during 2013.

Compensation Committee.  In 2013, our compensation committee consisted of directors Samuel D. Colella, Evan Jones, John A. Young, and Gerhard F. Burbach (who was appointed to serve on our compensation committee on January 10, 2013). Currently, our compensation committee consists of directors Samuel D. Colella, Evan Jones, John A. Young, and Gerhard F. Burbach. Mr. Colella is the chairman of our compensation committee. Our board of directors has determined that each of Samuel D. Colella, Evan Jones, John A. Young, and Gerhard F. Burbach is an independent director under the applicable rules and regulations of the SEC and NASDAQ, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and an outside director as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code, as amended.

Our compensation committee oversees our corporate compensation programs and is authorized to, among other things:

•	review the compensation and benefits of our chief executive officer and other executive officers;

•	review our corporate goals and objectives relevant to compensation of our chief executive officer;

•	assist our board in providing oversight of the company’s overall compensation plans and benefits program; and

•	administer our equity incentive plans.

Please see the section entitled “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee operates under a written charter approved by the board of directors, which is available on our website at http://investors.fluidigm.com/governance.cfm. Our compensation committee held six meetings during 2013.

Nominating and Corporate Governance Committee.  In 2013, our nominating and corporate governance committee consisted of directors Samuel D. Colella and John A. Young. Mr. Colella is the chairman of the nominating and corporate governance committee. Our board of directors has determined that each of Samuel D. Colella and John A. Young is an independent director under the applicable rules and regulations of the SEC and NASDAQ.

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors and oversees our corporate governance matters. The nominating and corporate governance committee is authorized to, among other things:

•	evaluate and make recommendations regarding the composition, organization, and governance of the board of directors and its committees;

•	evaluate the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

•	recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;

•	review and recommend Board compensation programs for outside directors; and

•	develop and make recommendations with regard to our corporate governance guidelines.

Our nominating and corporate governance committee operates under a written charter approved by the board of directors, which is available on our website at http://investors.fluidigm.com/governance.cfm. Our nominating and corporate governance committee held four meetings during 2013.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during our last fiscal year (which includes Samuel D. Colella, Evan Jones, John A. Young, and Gerhard F. Burbach) is, or was during 2013, an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and corporate governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Process for Recommending Candidates to the Board of Directors” below. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•

Factors such as character, integrity, judgment, experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

The committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, our board of directors and the committee believe that it is essential that members of our board of directors represent diverse viewpoints.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

Process for Recommending Candidates to the Board of Directors

Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and corporate governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to

Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Fluidigm, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. Five of the six members of our board of directors attended our 2013 annual meeting of stockholders. We have scheduled our 2014 annual stockholder meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance by our board members.

Communications with the Board of Directors

Stockholders who wish to communicate with our board are welcome to do so either (i) in writing, at the following address: Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, or (ii) online at http://investors.fluidigm.com/governance.cfm. Communications are distributed to our board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Policy

Non-employee directors receive an annual retainer for service on our board of directors and an annual retainer for service on committees of the board. In February 2014, our nominating and corporate governance committee and board of directors reviewed our non-employee compensation policies in light of the general market conditions and director cash compensation policies of comparable companies in the life science industry. Upon recommendation by our nominating and corporate governance committee, our board of directors approved an adjustment to the annual cash retainer amounts payable to non-employee directors as set forth below:

	2013	2014
Annual cash retainer for each non-employee director	$20,000	$40,000
Annual cash retainer for each audit committee member	$10,000	$10,000
Annual cash retainer for each compensation committee member	$7,000	$7,000
Annual cash retainer for each nominating and corporate governance committee member	$5,000	$5,000
Additional cash retainer for chairman of the board	$10,000	$40,000
Additional cash retainer for chairman of the audit committee	$5,000	$10,000
Additional cash retainer for chairman of the compensation committee	$3,500	$8,000
Additional cash retainer for chairman of the nominating and corporate governance committee	$2,500	$2,500

Additionally, we have adopted an outside director equity compensation policy to formalize the granting of equity compensation to our non-employee directors under our 2011 Equity Incentive Plan. The policy provides for automatic, nondiscretionary grants of nonstatutory stock options, subject to the terms and conditions of the policy and the 2011 Equity Incentive Plan. Nevertheless, non-employee directors remain eligible to receive all types of awards under the 2011 Equity Incentive Plan, except for incentive stock options, and may receive discretionary awards not covered by the policy.

Under the policy, we will automatically grant an option to purchase shares of our common stock to anyone who becomes a non-employee director on the date such person first becomes a non-employee director. An employee director who subsequently ceases to be an employee, but remains a director, will not receive such an initial award. In addition, each non-employee director will be automatically granted an annual stock option to purchase shares of our common stock on the date of each annual meeting of stockholders beginning on the date of the first annual meeting of stockholders that is held after such non-employee director received his or her initial award.

In February 2014, our nominating and corporate governance committee and board of directors also reviewed our outside director equity compensation policy. Upon recommendation by our nominating and corporate governance committee, our board of directors approved an amendment to the policy to adjust the number of shares underlying the initial and annual outside director equity awards as follows:

	2013	2014
Initial option award	30,000	20,000
Annual option award	12,000	10,000

The exercise price of all stock options granted pursuant to the policy will be equal to or greater than the fair market value of our common stock on the date of grant. The term of all stock options will be ten years. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, initial awards will vest as to 25% of the shares subject to such awards on each anniversary of the date of grant, provided such non-employee director continues to serve as a director through each such date. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, the annual awards will vest as to 1/12 of the shares subject to such awards each month after the date of grant, provided such non-employee director continues to serve as a director through each such date.

The administrator of the 2011 Equity Incentive Plan in its discretion may change or otherwise revise the terms of awards granted under the outside director equity compensation policy.

In the event of a “change of control,” as defined in our 2011 Equity Incentive Plan, with respect to awards granted under the 2011 Equity Incentive Plan to non-employee directors, the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such award regardless of performance goals, vesting criteria, or other conditions.

2013 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2013. The table excludes Mr. Worthington, who is a named executive officer and did not receive any compensation from us in his role as a director in 2013.

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gerhard F. Burbach (2)	36,106	345,020	381,126
Samuel D. Colella	48,000	99,260	147,260
Evan Jones	37,000	99,260	136,260
Patrick S. Jones	35,000	99,260	134,260
John A. Young	32,269	99,260	131,529

(1)	Amounts represent the aggregate grant date fair value of the option award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. See Note 11 of the notes to our audited consolidated financial statements for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options.
(2)	Mr. Burbach was appointed to the board of directors on January 10, 2013.

Director Equity Awards

The aggregate number of shares underlying stock options outstanding at December 31, 2013 for each non-employee director was as follows:

Name	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2013
Gerhard F. Burbach	42,000
Samuel D. Colella	53,340
Evan Jones	66,000
Patrick S. Jones	66,000
John A. Young	53,340

PROPOSAL NUMBER 1

ELECTION OF CLASS I DIRECTORS

Board Structure

Our board of directors is currently composed of six directors and is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held during the years 2015 for the Class II directors, 2016 for the Class III directors, and 2017 for the Class  I directors.

Nominees for Class I Director (Term Expiring in 2017)

At the 2014 annual meeting, two Class I directors will be elected to the board of directors by the holders of our common stock. Our nominating and corporate governance committee recommended, and our board of directors nominated, Evan Jones and Patrick S. Jones, each a current Class I director, as nominees for reelection as Class I directors at the 2014 annual meeting.

Evan Jones and Patrick S. Jones have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the 2014 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class I Director Nominees

Mr. Evan Jones, age 56, has served as a member of our board of directors since 2011. Since 2007, Mr. Jones has served as managing member of jVen Capital, LLC, a life sciences investment company. He also serves as chairman and chief executive officer of Opgen, Inc., a privately held genetic analysis company. Previously, he co-founded Digene Corporation, or Digene, a publicly-traded biotechnology company focused on women’s health and molecular diagnostic testing that was sold to Qiagen, N.V. (NASDAQ: QGEN) in 2007. He served as chairman of Digene’s board of directors from 1995 to 2007, as Digene’s chief executive officer from 1990 to 2006, and as Digene’s president from 1990 to 1999. From 2008 to 2013, Mr. Jones also served as a member of the board of directors of CAS Medical Systems, Inc. (NASDAQ: CASM), a developer of patient vital signs monitoring products and technologies. In addition, Mr. Jones has served as a member of the board of directors of Foundation Medicine, Inc. (NASDAQ: FMI), a molecular information company dedicated to transformation in cancer care, since 2013, and Veracyte, Inc. (NASDAQ: VCYT), a molecular cytology company, since 2008. Mr. Jones received a B.A. from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Jones’s qualifications to serve on the Company’s board of directors include his extensive experience in the molecular diagnostic testing industry, including as chief executive officer of a public company focused on molecular diagnostic testing, as well as his service as a board member with other public and private companies.

Mr. Patrick S. Jones, age 69, has served as a member of our board of directors since March 2011. Mr. Jones has been a private investor since March 2001. Mr. Jones currently serves as chairman of Lattice Semiconductor Corporation (NASDAQ: LSCC), a fabless semiconductor company, and

Dialogic Inc. (OTC: DLGC), a communications technology company. He also serves on the board of directors of Inside Secure SA (PAR: INSD.PA), a company that makes digital security solutions. From 2005 to 2012, Mr. Jones served as chairman of Epocrates, Inc., a provider of clinical solutions to healthcare professionals and interactive services to the healthcare industry, which was acquired by athenahealth, Inc. in March 2013. From 2007 to 2012, Mr. Jones also served on the board of directors of Openwave Systems Inc., a telecom infrastructure software provider that changed its name to Unwired Planet (NASDAQ: UPIP) in 2012. From 2007 to 2011, Mr. Jones served on the board of directors of Novell, Inc., an enterprise infrastructure software provider that was sold to Attachmate Corporation in 2011. From June 1998 to March 2001, Mr. Jones was the senior vice president and chief financial officer of Gemplus International S.A. (now GEMALTO N.V.), or Gemplus, a provider of solutions empowered by smart cards. Prior to Gemplus, from March 1992 to June 1998, he was vice president, finance, and corporate controller at Intel Corporation, a producer of microchips, computing and communications products. Prior to that, Mr. Jones served as chief financial officer of LSI Corporation (formerly known as LSI Logic), a semiconductor company. Mr. Jones received a B.A. degree from the University of Illinois and an M.B.A. degree from St. Louis University. We believe that Mr. Jones’ significant financial and accounting expertise and international business experience qualify him to serve on our board of directors.

Required Vote

The Class I directors elected to the board of directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Evan Jones and Patrick S. Jones.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Evan Jones and Patrick S. Jones as Class I directors.

Class II Directors (Term Expiring in 2015)

John A. Young, age 81, has been a member of our board of directors since March 2001. Mr. Young retired in October 1992 after having served as president and chief executive officer of Hewlett-Packard Company, a diversified electronics manufacturer, since 1978. Mr. Young served as a director of Affymetrix, Inc. (NASDAQ: AFFX), a provider of genomic analysis tools and reagents for genetic testing, from 1992 to 2010; and Vermillion, Inc. (NASDAQ: VRML), a molecular diagnostics company, from 1994 to 2008. He currently serves as a director of Nanosys, Inc., a private venture-backed semiconductor company specializing in nanotechnology. Mr. Young received a B.S. in electrical engineering from Oregon State University and an M.B.A. from Stanford University. We believe that Mr. Young’s extensive executive management experience qualifies him to serve on our board of directors.

Gerhard F. Burbach, age 51, joined our board of directors in January 2013. Since January 2006, Mr. Burbach has served as president, chief executive officer, and director of Thoratec Corporation (NASDAQ: THOR), a company that develops, manufactures, and markets proprietary medical devices used for circulatory support. In addition, from 2004 to February 2013, Mr. Burbach served as a member of the board of directors of Digirad Corporation (NASDAQ: DRAD), a company focused on diagnostic imaging products. From April 2005 to January 2006, Mr. Burbach served as president and chief executive officer of Digirad Corporation. From July 2003 to April 2005, he served as president and chief executive officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices. From January 2001 to July 2003, he served as chief executive officer of Philips Nuclear Medicine, a division of Philips Electronics, and, before its acquisition by Philips, worked for four years for ADAC Laboratories, most recently as president. Mr. Burbach also spent six years with the management consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. We believe that Mr. Burbach’s experience as a chief executive officer and director of other public life sciences companies qualifies him to serve on our board of directors.

Class III Directors (Term Expiring in 2016)

Samuel D. Colella, age 74, has served as a member and chairman of our board of directors since July 2000. Mr. Colella is a managing director of Versant Ventures, a healthcare venture capital firm he co-founded in 1999, and has been a general partner of Institutional Venture Partners since 1984. Mr. Colella is currently a member of the board of directors of Genomic Health, Inc. (NASDAQ: GHDX), a molecular diagnostics company, and the boards of several private companies. Mr. Colella served on the board of directors of Alexza Pharmaceuticals, Inc. (NASDAQ: ALXA), a pharmaceutical company, from 2001 to 2012; Jazz Pharmaceuticals, Inc. (NASDAQ: JAZZ), a biopharmaceutical company, from 2003 to 2012; Solta Medical, Inc., a medical aesthetics company, from 1997 to 2007; and Symyx, a life science company that merged with Accelrys, from 1997 to 2007. Mr. Colella received a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University. We believe that Mr. Colella’s broad understanding of the life science industry and his extensive experience working with emerging private and public companies, including prior service as chairman of boards of directors, qualify him to serve on, and as chairman of, our board of directors.

Gajus V. Worthington, age 44, is a co-founder of Fluidigm and has served as our president, chief executive officer, and a director since our inception in June 1999. From May 1994 to April 1999, Mr. Worthington held various staff and management positions at Actel Corporation, a public semiconductor corporation that was acquired by Microsemi Corporation in 2010. Mr. Worthington received a B.S. in physics and an M.S. in electrical engineering from Stanford University. We believe that Mr. Worthington’s deep understanding of our business, operations, and strategy qualifies him to serve on our board of directors.

The ages of our directors as indicated in this proxy statement are determined as of February 28, 2014.

PROPOSAL NUMBER 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2013, our stockholders had the opportunity to cast an advisory vote to approve our executive compensation policies and procedures. More than 99% of the votes cast by stockholders supported our executive compensation policies and procedures. This year, as required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of the named executive officers identified in the 2013 Summary Compensation Table in the “Executive Compensation” section of this proxy statement.

Compensation Program and Philosophy

The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.

In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:

•	Team-oriented approach to establishing compensation levels;

•	Compensation should relate to performance;

•	Equity awards help executive officers think like stockholders; and

•	Total compensation opportunities should be competitive.

Our board of directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Fluidigm Corporation named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosures set forth in the proxy statement relating to Fluidigm’s 2014 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NUMBER 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014. During 2013, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain audit-related services.

Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Fluidigm and its stockholders. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees for audit services provided by Ernst &Young LLP for the years ended December 31, 2013 and December 31, 2012:

	2013	2012
Audit fees (1)	$981,294	$1,237,000
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	2,790	—

Total fees	$984,084	$1,237,000

(1)	Audit fees consist of fees billed or to be billed by Ernst & Young for professional services rendered for the audit of the company’s annual consolidated financial statements for 2013 and 2012, respectively, and for review of the company’s 2013 and 2012 quarterly financial statements, respectively. Fees for 2012 also include fees associated with the company’s public offering of its securities.
(2)	Includes annual subscription fee for online research tool.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services of Ernst & Young LLP for 2013 and 2012 described above were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over Fluidigm’s financial reporting process. It is not the duty of the audit committee to plan or conduct audits, to prepare Fluidigm’s financial statements, or to assess Fluidigm’s internal control over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing Fluidigm’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, Fluidigm’s financial condition, results of operations, and cash flows. However, the audit committee reviews and discusses the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of Fluidigm’s financial affairs.

Unless the audit committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the audit committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of Fluidigm’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm to review Fluidigm’s audited 2013 consolidated financial statements (including the quality of Fluidigm’s accounting principles). Management represented to the audit committee that Fluidigm’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2013 consolidated financial statements to stockholders. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has discussed with the independent accountant the independent accountant’s independence from Fluidigm and its management. As part of that review, the audit committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, Fluidigm’s audited consolidated financial statements for the year ended December 31, 2013 for filing with the SEC as part of Fluidigm’s Annual Report on Form 10-K. The audit committee has appointed Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2014.

The Audit Committee

Patrick S. Jones (Chair)

Evan Jones

Gerhard F. Burbach

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fluidigm and other biographical information as of February 28, 2014 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Gajus V. Worthington	44	President, Chief Executive Officer, and Director

Vikram Jog	57	Chief Financial Officer

Robert C. Jones	59	Executive Vice President, Research and Development

William M. Smith	62	Executive Vice President, Legal Affairs, General Counsel, and Secretary

Fredric Walder	56	Chief Operating Officer

Mai Chan (Grace) Yow	55	Executive Vice President, Worldwide Manufacturing, and Managing Director of Fluidigm Singapore Pte. Ltd.

Gajus V. Worthington  is a co-founder of Fluidigm and has served as our president, chief executive officer, and a director since our inception in June 1999. From May 1994 to April 1999, Mr. Worthington held various staff and management positions at Actel Corporation, a public semiconductor corporation that was sold to Microsemi Corporation in 2010. Mr. Worthington received a B.S. in physics and an M.S. in electrical engineering from Stanford University.

Vikram Jog  has served as our chief financial officer since February 2008. From April 2005 to February 2008, Mr. Jog served as chief financial officer for XDx, Inc., a molecular diagnostics company. From March 2003 to April 2005, Mr. Jog was a vice president of Applera Corporation, a life science company that is now part of Thermo Fisher Scientific, and vice president of finance for its related businesses, Celera Genomics and Celera Diagnostics. From April 2001 to March 2003, Mr. Jog was vice president of finance for Celera Diagnostics and corporate controller of Applera Corporation. Mr. Jog received a Bachelor of Commerce degree from Delhi University and an M.B.A. from Temple University. Mr. Jog is a member of the American Institute of Certified Public Accountants.

Robert C. Jones  has served as our executive vice president, research and development, since August 2005. From August 1984 to July 2005, Mr. Jones held various managerial and research and development positions at Applied Biosystems, a laboratory equipment and supplies manufacturer that was a division of Applera Corporation, including senior vice president, research and development, from April 2001 to August 2005; vice president and general manager, informatics division, from 1998 to 2001; and vice president, PCR business unit, from 1994 to 1998. Mr. Jones received a BSEE in electrical engineering and an MSEE in computer engineering from the University of Washington.

William M. Smith  has served as our executive vice president, legal affairs, since January 2012 and as general counsel and corporate secretary since May 2000. From May 2000 to January 2012, Mr. Smith served as our vice president, legal affairs, and served as a director from May 2000 to April 2008. Mr. Smith served as an associate and then as a partner at the law firm of Townsend and Townsend and Crew, LLP from 1985 through April 2008. Mr. Smith received a J.D. and an M.P.A. from the University of Southern California and a B.A. in biology from the University of California, San Diego.

Fredric Walder  has served as our chief operating officer since December 2012. From May 2010 to December 2012, Mr. Walder served as our chief business officer. From August 1992 to April 2010, he served in various senior executive positions at Thermo Fisher Scientific Inc., a laboratory equipment and supplies manufacturer, including as senior vice president, customer excellence, from November 2006 to April 2010, and division president, Thermo Electron Corporation, from January 2000 to November 2006. Mr. Walder holds a B.S. in chemistry from the University of Massachusetts.

Mai Chan (Grace) Yow  has served as our executive vice president, worldwide manufacturing, since January 2012, and as managing director of Fluidigm Singapore Pte. Ltd., our Singapore subsidiary, since March 2006. Ms. Yow served as vice president, worldwide manufacturing, from March 2006 to January 2012. From June 2005 to March 2006, Ms. Yow served as general manager of Fluidigm Singapore Pte. Ltd. From August 2004 to May 2005, Ms. Yow served as vice president, engineering (Asia), for Kulicke and Soffa, a public semiconductor equipment manufacturer. From March 1991 to July 2004, Ms. Yow served as director, assembly operations, plant facilities and EHS, for National Semiconductor Singapore, a semiconductor fabrication subsidiary of National Semiconductor Corporation. Ms. Yow received a B.E. in electronic engineering from Curtin University, a Certificate in Management Studies from the Singapore Institute of Management and a Diploma in electrical engineering from Singapore Polytechnic.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

The compensation committee of our board of directors is responsible for establishing, implementing, and monitoring adherence with our compensation philosophy. The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have six executive officers, five of whom are our named executive officers. Details of 2013 compensation for our named executive officers can be found in the section entitled “Executive Compensation—Summary Compensation Table.”

This section describes our compensation program for our executive officers and how it applies to our named executive officers specifically. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

Objectives and Principles of Our Executive Compensation Program

The primary goal of our executive compensation program is to ensure that we attract, hire, and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to have an executive compensation program that fosters synergy among our management team, incentivizes our executive officers to achieve our short-term and long-term goals, and fairly rewards our executive officers for corporate and individual performance. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:

•

Team-oriented approach to establishing compensation levels.  We believe that it is critical that our executive officers work together as a team to achieve overall corporate goals rather than focusing exclusively on individual departmental objectives.

•	Compensation should relate to performance. We believe that executive compensation should be directly linked to corporate as well as individual performance.

•

Equity awards help executive officers think like stockholders.  We believe that our executive officers’ total compensation should have a significant equity component because stock-based awards help reinforce the executive officers’ long-term interest in our overall performance and align the interests of our executive officers with the interests of our stockholders.

•

Total compensation opportunities should be competitive.  We believe that our total compensation programs should be competitive so that we can attract, retain, and motivate talented executive officers who will help us to perform better than our competitors.

Except as described herein, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation, or with respect to long-term and short-term performance. The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives and factors relevant to the executive officer. Since our initial public offering, cash compensation has played an increasing role in our compensation programs as we have sought to align compensation with our peer group. Nevertheless, equity compensation remains a meaningful element of our compensation philosophy.

Role of the Compensation Committee and Executive Officers in Setting Executive Compensation

The compensation committee has principal responsibility for reviewing our executive compensation structure, evaluating performance by our executive officers relative to our corporate objectives, and approving executive compensation. Members of the compensation committee are appointed by our board of directors. In 2013, our compensation committee consisted of Samuel D. Colella, Evan Jones, John A. Young, and Gerhard F. Burbach (who joined our board of directors and compensation committee on January 10, 2013). Our compensation committee held six meetings during 2013.

In 2013 and 2014, our board of directors determined that each current member of our compensation committee is an independent director under the NASDAQ rules, an outside director for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of the compensation committee. A copy of our compensation committee charter is available on our website at http://investors.fluidigm.com/governance.cfm.

The fundamental responsibilities of our compensation committee are to:

•	assist the board of directors in providing oversight of the company’s compensation policies, plans, and benefits programs;

•

assist the board of directors in discharging the board’s responsibilities relating to oversight of the compensation of the company’s executive officers (including officers reporting under Section 16 of the Exchange Act);

•	review and make recommendations to the board of directors with respect to executive officer compensation, plans, policies, and programs; and

•	administer our equity compensation plans for executive officers and employees.

In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Individual executive officer performance is evaluated by our chief executive officer, in the case of other executive officers, and by the compensation committee, in the case of our chief executive officer. While our chief executive officer provides input on his compensation, he does not participate in compensation committee or board deliberations regarding his own compensation. Our chief executive officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executive officers. The compensation committee may modify individual compensation components for executive officers and is not bound to accept the chief executive officer’s recommendations. The compensation committee makes all final compensation decisions for our executive officers. In addition, it is the compensation committee’s practice to consult with the independent members of the board of directors prior to making material changes to our compensation policies.

Although we generally make many compensation decisions in the first quarter of the calendar year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards is performed annually or more often as needed.

2013 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders. At the 2013 annual meeting of stockholders, more than 99% of the votes cast on the say-on-pay proposal were in favor of our executive compensation program described in last year’s proxy statement. In light of this strong stockholder support, our compensation committee affirmed our general principles and objectives relating to executive compensation and continues to apply such principles and objectives to our executive compensation program.

Executive Compensation Surveys

Our compensation committee has the authority to engage the services of outside consultants. In October 2012 and September 2013, the compensation committee directly engaged Radford, an independent compensation consulting firm, as its compensation consultant to review then existing executive compensation program, assess the competitiveness of such program, and advise our compensation committee on matters related to executive compensation for 2013 and 2014, respectively.

Among other activities, Radford:

•	assisted us in identifying a peer group of companies for purposes of benchmarking our levels of compensation, collectively referred to as the benchmark companies;

•	gathered and analyzed compensation data from available compensation surveys; and

•	assisted us in assessing the competitiveness of our executive officer compensation program and developing a going-forward equity strategy.

Benchmark Companies

2012 Radford Survey.  As directed by our compensation committee, in connection with its 2012 survey, Radford reviewed medical device and diagnostics companies that were comparable to us with respect to size, market capitalization, and revenue based upon information available from Radford’s Global Life Sciences Survey. The benchmark companies considered by our compensation committee and Radford as part of their 2013 executive compensation assessments were as follows:

Accuray	Exactech	Omnicell
Alphatec Holdings	Genomic Health	OraSure Technologies
Analogic	Hansen Medical	Orthofix International
Anika Therapeutics	Harvard Bioscience	Quidel
ArthroCare	HeartWare International	Solta Medical
Complete Genomics	Insulet	Staar Surgical
Conceptus	Luminex	ThermoGenesis
Cytori Therapeutics	Meridian Bioscience	Unilife
diaDexus	Natus Medical	Zeltiq Aesthetics
Exact Sciences	NxStage Medical

2013 Radford Survey.  As directed by our compensation committee, in connection with its 2013 survey, Radford reviewed executive compensation data of public medical device and biotechnology companies comparable to us with respect to size based upon information available from Radford’s Global Life Sciences Survey. Radford also reviewed specific peer companies within the medical device and biotechnology industry comparable to us with respect to revenue and market value based upon public SEC filings. The benchmark companies considered by our compensation committee and Radford as part of their 2014 executive compensation assessments were as follows:

Abaxis	Dexcom	Sequenom
ABIOMED	GenMark	SurModics
Affymetrix	Harvard Bioscience	Zeltiq Aesthetics
Alphatec Spine	Luminex
Cutera	Pacific Biosciences

Elements of Executive Compensation

The primary components of our executive compensation program are base salary, an annual incentive bonus plan, and equity incentive awards. In addition, we have entered into severance and change of control agreements with our executive officers and provide our executive officers with health and other benefits that are generally available to all employees.

Base Salary

We pay an annual base salary to each of our executive officers in order to provide them with a fixed rate of cash compensation during the year. Our executive compensation philosophy is team-oriented as our success is dependent on our management team’s ability to work together to accomplish our corporate objectives. Therefore, we seek to provide our non-CEO executive officers with generally comparable levels of base salary and target the market 25th and 50th percentiles with respect to our peer group for each of our named executive officers.

2013 Base Salary.  In January 2013, the compensation committee reviewed our executive officers’ base salaries in light of the 2012 Radford survey, general market conditions in the San

Francisco Bay Area life science industry, and our financial condition. With respect to base salary, the 2012 Radford survey concluded that our 2012 executive base salaries placed us between the 25th and 75th percentiles of the benchmark companies (other than with respect to our chief executive officer’s base salary, which was below the 25th percentile).

The compensation committee increased the base salaries of our non-CEO named executive officers between 2.6% and 6.9% and the base salary of our chief executive officer by 21.4%, with the exact percentage being determined based on our objective to maintain overall base salaries at roughly the median for our peer group and based in part on each named executive officer’s success in executing his or her departmental responsibilities during 2012. Mr. Worthington’s larger percentage increase in base salary reflected the committee’s effort to bring his base salary, which was below the 25th percentile in 2012, to the peer group median over time.

The base salary increases for our named executive officers, as set forth below, were made retroactive to January 1, 2013:

Named Executive Officers	2013 Base Salary		Percentage Increase from 2012 Base Salary
Gajus V. Worthington President and Chief Executive Officer	$425,000		21.4%
Vikram Jog Chief Financial Officer	$311,576		2.6%
Robert C. Jones Executive Vice President, Research and Development	$308,140		6.9%
William M. Smith Executive Vice President, Legal Affairs and General Counsel	$311,955		3.7%
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing, and Managing Director of Fluidigm Singapore Pte. Ltd.	$293,425	*	6.9%

*	Singapore Dollars (SGD) converted to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.

2014 Base Salary.  In February 2014, our compensation committee again reviewed our executive officers’ base salaries in light of the 2013 Radford survey and general compensation trends in our industry. With respect to base salary, the 2013 Radford survey concluded that our 2013 executive base salaries placed us between the 25th and 50th percentiles of the benchmark companies (other than with respect to our chief executive officer’s base salary, which was slightly below the 25th percentile).

The compensation committee increased the base salaries of our non-CEO named executive officers between 2.7% and 4.2% and the base salary of our chief executive officer by 15.3%, with the exact percentage based principally on maintaining base salaries at roughly the median for the specific position and based in part on individual performance in 2013. Mr. Worthington’s larger percentage increase in base salary reflects the fact that his 2013 base salary remained substantially below our peer group median and the committee continued effort to bring his base salary within the 25th and 50th percentiles of our peer group.

The base salary increases for our named executive officers, as set forth below, were made retroactive to January 1, 2014:

Named Executive Officers	2014 Base Salary		Percentage Increase from 2013 Base Salary
Gajus V. Worthington President and Chief Executive Officer	$490,000		15.3%
Vikram Jog Chief Financial Officer	$320,000		2.7%
Robert C. Jones Executive Vice President, Research and Development	$320,000		3.9%
William M. Smith Executive Vice President, Legal Affairs and General Counsel	$325,000		4.2%
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing, and Managing Director of Fluidigm Singapore Pte. Ltd.	$302,038	*	2.9%

*	Singapore Dollars (SGD) converted to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.

Executive Bonus Plan

Our executive bonus plan is intended to provide a significant portion of our executive officers’ potential compensation. In contrast to the longer term incentives of equity incentive awards, our bonus program is designed to ensure that our executive officers are focused on our near-term performance and on working together to achieve key identified corporate objectives, typically weighted toward financial objectives, during the applicable fiscal year.

General Terms of Bonus Plan.  In March 2011, the compensation committee adopted an executive bonus plan that creates a structure for our executive officer bonuses from year to year, while allowing the compensation committee to adopt specific programs each year. The executive bonus plan generally provides that executive officers will be eligible for a target bonus based upon the achievement of performance objectives established by the compensation committee. In May 2011, our compensation committee approved an accelerator provision for potential bonus payouts above target under the executive bonus plan based upon the achievement of goals in excess of established targets.

Since 2011, we have established a cash incentive program under the executive bonus plan annually, with payment of awards being determined based all or in part on achievement of performance objectives established by the compensation committee in its discretion. Under this structure, each of our fiscal years constitutes a new performance period under the bonus plan. Corporate goals under the bonus plan have been, and we expect will continue to be, reviewed each year and adjusted to reflect changes in our stage of development, competitive position, and corporate objectives.

Under the terms of our bonus plan, any of the following factors may be used as a performance objective:

•   attainment of research and development milestones

•   business divestitures and acquisitions

•   cash flow and/or cash position

•   contract awards or backlog

•   customer renewals

•   customer retention rates from an acquired company, business, unit or division

•   departmental performance

•   earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings)

•   earnings per share

•   expenses, overhead or other expense reduction

•   growth in stockholder value relative to the moving average of the S&P 500 Index or another index

•   individual objectives such as peer reviews or other subjective or objective criteria

•   internal rate of return

•   market share

•   net income, net profit, net sales and/or net revenue

•   new product development

•   new product invention or innovation

•   number of customers

•   operating cash flow, expenses, income and/or margin

•   product defect measures

•   product release timelines

•   productivity

•   profit and/or gross margin

•   publicity or publication goals

•   return on assets, capital, equity, investment and/or sales

•   revenue and/or revenue growth

•   sales pipeline and orders

•   sales results and/or growth

•   stock price

•   time to market

•   total stockholder return

•   working capital

Under the executive bonus plan, the compensation committee retains the discretion to award compensation absent attainment of a relevant performance goal, provide for cash incentive awards in excess of the target base salary percentages if it determines appropriate in its discretion, reduce or eliminate awards, or provide for partial payment if performance goals are only partially met. The compensation committee may determine an adjustment to a bonus payout on the basis of such factors as it deems relevant and is not required to prospectively establish any weighting with respect to the factors it considers. We believe that maintaining this flexibility is helpful in ensuring that executive officers are appropriately compensated for their performance and are neither rewarded nor penalized as a result of unusual circumstances not foreseeable at the time the goals were developed.

As determined by the compensation committee, performance goals may be based on generally accepted accounting principles, or GAAP, or non-GAAP results. Any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether performance goals have been meet. Goals may be evaluated on the basis of any factors the compensation committee determines relevant and may be on an individual, departmental, or company-wide basis. Performance goals may differ from participant to participant under the executive bonus plan and from award to award. In addition, our compensation committee may adjust the bonus pool established under the plan and any actual awards to be made under the plan, which may be at, below, or above targets established under the plan.

2013 Bonus Program.  As a part of the 2012 Radford survey on executive compensation discussed above, Radford reviewed our 2012 executive bonus plan previously adopted by the compensation committee. Radford’s review concluded that our overall executive target incentive opportunity of 35% of 2012 base salary for our named executive officers placed us between the 25th and 50th percentiles of the benchmark companies (other than our chief executive officer’s bonus potential, which was below the 25th percentile of the benchmark companies).

Taking into account the results of the 2012 Radford survey, our compensation committee approved a 2013 executive bonus program in April 2013, which provided a target bonus for our non-CEO named executive officers equal to 35% of 2013 base salary, assuming satisfaction of corporate objectives and satisfactory individual performance. Our chief executive officer’s bonus target was set at 50% of his 2013 base salary to be more competitive and better aligned with our peer group.

The 2013 bonus plan included an accelerator provision for potential bonus payouts above target of up to 70% of base salary for non-CEO named executive officers and up to 100% for our chief executive officer in the event of over-performance relative to objectives. In addition, our compensation committee retained the authority to provide cash incentive awards in excess of targets and to reduce or eliminate awards or provide for partial payment if performance goals were only partially met, in either case if it determined appropriate in its sole discretion. The compensation committee could determine the amount of any increase or reduction on the basis of such factors as it deemed relevant and was not required to establish prospectively any weighting with respect to the factors it considered.

2013 Corporate Goals.  In April 2013, our compensation committee approved our 2013 corporate goals, which included: (i) achieving a specified level of revenue in 2013, (ii) achieving specified levels of revenue in each quarter of 2013, (iii) achieving a specified product margin in 2013, (iv) achieving a sustainable cost structure for the company as a whole in 2013, (v) successfully launching new products in 2013, and (vi) refining our long-term corporate growth strategy. The compensation committee believed that these goals would be achievable with a high level of executive officer performance. The compensation committee gave each goal equal weight but retained the discretion to alter these weightings when it ultimately determined bonuses.

Achievement of Corporate Goals in 2013.  In February 2014, our compensation committee reviewed our performance in 2013 relative to the corporate objectives identified above. The compensation committee also reviewed each named executive officer’s individual performance based in large part on achievements in the functional department overseen by the respective named executive officer.

In reviewing corporate achievement relative to objectives for the 2013 performance period, the committee determined that Fluidigm had exceeded its performance objectives in all areas other than cost structure. With respect to cost structure, the committee noted that Fluidigm had, with the assent of our board of directors, determined to focus on capitalizing on strategic product and market opportunities. Given the company’s substantial over-performance of key objectives, such as revenues and product margins, the committee exercised its discretion to provide for bonuses in excess of target bonus percentages as set forth in the table below:

Named Executive Officer	Target Bonus		Bonus Awarded		Bonus Awarded (as a percent of 2013 base salary)
Gajus V. Worthington President and Chief Executive Officer	$212,500		$297,500		70%
Vikram Jog Chief Financial Officer	$109,052		$155,800		50%
Robert C. Jones Executive Vice President, Research and Development	$107,849		$154,100		50%
William M. Smith Executive Vice President, Legal Affairs, and General Counsel	$109,184		$156,000		50%
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing, and General Manager of Fluidigm Singapore Pte. Ltd.	$102,699	*	$146,713	*	50%

*	Singapore Dollars (SGD) converted to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.

In summary, our named executive officers’ total cash compensation for 2013 is set forth below:

Named Executive Officer	2013 Base Salary		Bonus Amount		Total Cash Compensation
Gajus V. Worthington President and Chief Executive Officer	$425,000		$297,500		$722,500
Vikram Jog Chief Financial Officer	$311,576		$155,800		$467,376
Robert C. Jones Executive Vice President, Research and Development	$308,140		$154,100		$462,240
William M. Smith Executive Vice President, Legal Affairs, and General Counsel	$311,955		$156,000		$467,955
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing, and General Manager of Fluidigm Singapore Pte. Ltd.	$293,425	*	$146,713	*	$440,138	*

*	Singapore Dollars (SGD) converted to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.

2014 Bonus Program.  As a part of the 2013 Radford survey on executive compensation, Radford reviewed our 2013 executive bonus plan as described above. Radford’s review concluded that our overall 2013 executive target incentive opportunity of 35% of base salary for non-CEO executive officers and 50% for our chief executive officer placed us between the 25th and 50th percentiles of the benchmark companies (other than our chief executive officer’s bonus potential, which remained below the 25th percentile of the benchmark companies).

Taking into account the results of the 2013 Radford survey, our compensation committee approved a 2014 executive bonus program in February 2014, which provided a target bonus for our non-CEO named executive officers equal to 42.5% of 2014 base salary with an accelerator provision for potential bonus payouts above target of up to 85% of 2014 base salary. Our chief executive officer’s bonus target was set at 70% of his 2014 base salary, with an accelerator provision for a potential bonus payout above target of up to 140% of 2014 base salary. Our chief executive officer’s 2014 bonus target reflects the committee’s intent to gradually increase our chief executive officer’s target incentive opportunity and total cash compensation to be competitive with the 25th to 50th percentiles of our peer companies.

For all named executive officers, the bonus will be based on attainment of our 2014 corporate goals and individual performance, as may be determined by the compensation committee with input from our chief executive officer. Our compensation committee retains the authority to provide for cash incentive awards under our cash incentive plans in excess of the target base salary percentages and to reduce or eliminate awards or provide for partial payment if performance goals were only partially met, in either case if it determined appropriate in its sole discretion. The compensation committee may determine the amount of any increase or reduction on the basis of such factors as it deems relevant and is not required to prospectively establish any weighting with respect to the factors it considers.

2014 Corporate Goals.  In February 2014, our compensation committee approved our 2014 corporate goals, which included: (i) achieving a specified level of revenue in 2014, (ii) achieving specified levels of revenue in each quarter of 2014, (iii) successfully integrating our recent acquisition of DVS Sciences, Inc., (iv) achieving a specified product margin in 2014, (v) successfully completing the relocation of our Singapore manufacturing facility in 2014, and (vi) successfully launching new products in 2014. The compensation committee believes that these goals will be achievable with a high level of executive officer performance. The compensation committee gave greater weighting to achieving our revenue targets and successfully integrating our acquisition of DVS Sciences, Inc., but retained the discretion to alter these weightings when it ultimately determined bonuses.

Equity Incentive Awards

We have historically granted options to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, and the executive officers’ existing option grants and equity holdings. We believe that stock option awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the company’s success over the long-term, and providing executive officers an incentive to remain with us.

Equity Awards for 2012 Performance.  As a part of the 2012 Radford survey on executive compensation discussed above, Radford reviewed the stock options awarded to our executive officers in 2012. Radford’s review concluded that, based on the value of stock options awarded to our executive officers in 2012, our executive equity compensation placed us at approximately the 75th percentile of the benchmark companies and, based on stock options awarded to our executive officers in 2012 as a percent of company ownership, at approximately the 50th percentile of the benchmark companies.

In January 2013, our compensation committee approved stock option grants to our named executive officers (other than our chief executive officer, whose stock option grant was reviewed and approved by the independent members of our board of directors) as set forth below:

Named Executive Officer	Number of Shares Underlying Stock Option Awards*
Gajus V. Worthington President and Chief Executive Officer	115,000
Vikram Jog Chief Financial Officer	50,000
Robert C. Jones Executive Vice President, Research and Development	66,000
William M. Smith Executive Vice President, Legal Affairs and General Counsel	55,000
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing, and General Manager of Fluidigm Singapore Pte. Ltd.	66,000

*	Each option will vest monthly at a rate of 1/48th of the shares underlying the option, commencing January 1, 2013.

In making its decisions, our compensation committee and our board of directors, as applicable, considered the attainment of our 2012 corporate goals, each executive officer’s individual and departmental performance in 2012, and information provided by Radford relating to equity program considerations to remain competitive in the market. Our compensation committee and our board of directors, as applicable, targeted providing executive equity compensation between the 50th to 75th percentiles of the market based upon information provided by the 2012 Radford survey.

Equity Awards for 2013 Performance.  As a part of the 2013 Radford survey on executive compensation, Radford reviewed the stock options awarded to our executive officers in 2013 as described above. Radford’s review concluded that, based on the value of stock options awarded to our executive officers in 2013, our executive equity compensation placed us at the 75th percentile of the benchmark companies and, based on stock options awarded to our executive officers in 2013 as a percent of company ownership, between the 25th and 50th percentiles of the benchmark companies. The 2013 Radford survey also noted that approximately 50% of the benchmark companies granted their executive officers a mix of stock options and restricted stock units, with less than 15% of such companies granting equity awards to executive officers solely in the form of stock options.

In 2014, the compensation committee determined that it was appropriate to begin granting restricted stock units in addition to stock options for both employees and executive officers based upon several factors, including the results of the 2013 Radford survey; the competitive dynamics of the markets in which we recruit, with most of our larger competitors offering “full value” awards in the form of restricted stock units; and the more favorable dilutive impact of restricted stock units relative to stock option grants. To remain competitive in our market while furthering our executive compensation principles of directly linking executive compensation to corporate performance, reinforcing our executive officers’ long-term interest in our overall performance, and aligning the interests of our executive officers with the interests of our stockholders, our compensation committee determined that equity awards would be granted to executive officers comprised of stock options and restricted stock units, with a ratio of one restricted stock unit relative to 2.5 stock options granted.

Based upon the foregoing, our compensation committee approved stock option and restricted stock unit grants to our named executive officers in March 2014 as set forth below:

Named Executive Officer	Number of Shares Underlying Stock Option Awards*	Number of Restricted Stock Units**
Gajus V. Worthington President and Chief Executive Officer	65,000	26,000
Vikram Jog Chief Financial Officer	14,000	5,600
Robert C. Jones Executive Vice President, Research and Development	14,000	5,600
William M. Smith Executive Vice President, Legal Affairs and General Counsel	14,000	5,600
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing, and General Manager of Fluidigm Singapore Pte. Ltd.	14,000	5,600

*	Each option will vest monthly at a rate of 1/48th of the shares underlying the option, commencing January 1, 2014.
**

4/48th of the total number of shares underlying the restricted stock units granted will vest on May 20, 2014, and 3/48th of the total number of shares underlying the restricted stock units will vest every three months thereafter until fully vested; provided, however, that if a vesting date would otherwise fall on a day when the NASDAQ Stock Market is not open for trading, vesting will occur on the first trading day thereafter.

In making its decisions, our compensation committee considered the attainment of our 2013 corporate goals, each executive officer’s individual and departmental performance in 2013, and information provided by 2013 Radford survey. Our compensation committee targeted providing executive equity compensation between the 50th to 75th percentiles of the market based upon information provided by the 2013 Radford survey.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe are comparable to those provided at peer companies.

Employment and Severance Agreements

We have entered into employment and severance agreements with each of our executive officers that provide for specified payments and benefits if the executive officer’s employment is terminated without cause, or if the executive officer’s employment is terminated without cause or for good reason within 12 months following a change of control. The terms of these agreements are described under the section entitled “Executive Compensation—Potential Payments upon Termination or Change of Control.” We adopted these arrangements because we recognize that we will from time to time consider the possibility of an acquisition by another company or other change of control transaction and that such consideration can cause such executive officers to consider alternative employment opportunities. Accordingly, our board of directors concluded that it is in the best interests of our company and our stockholders to provide executive officers with certain severance benefits upon termination of employment without cause, or without cause or for good reason following a change of control. Our board determined to provide such executive officers with certain severance benefits upon their termination of employment without cause outside of the change of control context in order to provide executive officers with enhanced financial security and incentive to remain with our company. In addition, we believe that providing for acceleration of options if an executive officer is terminated following a change of control transaction aligns the executive officer’s interest more closely with those of other stockholders when evaluating the transaction rather than putting the executive officer at risk of losing the benefits of those equity incentives.

In determining the amount of cash payments, benefits coverage, and acceleration of vesting to be provided to executive officers upon termination prior to a change of control or within 12 months following a change of control, our board considered the following factors:

•	the expected time required for an executive officer to find comparable employment following a termination event;

•

feedback received from potential candidates for executive officer positions at our company as to the level of severance payments and benefits they would require to leave other employment and join our company;

•

in the context of a change of control, the amount of vesting acceleration that would align the executive officer’s interests more closely with the interests of stockholders when considering a potential change of control transaction; and

•	the period of time following a change of control during which management positions are evaluated and subject to a heightened risk of elimination.

All outstanding options granted to our employees, including our named executive officers, will become fully vested upon a change of control if the options are not assumed by the acquiring company.

In December 2012, we entered into amended and restated employment and severance agreements with each of our executive officers to conform the terms of the agreements to changes in applicable tax and healthcare laws. The amendment and restatement did not affect the economic terms of the agreements.

Additionally, on March 4, 2014, we entered into a letter agreement with William M. Smith, our Executive Vice President, Legal Affairs, General Counsel, and Secretary, pursuant to which Mr. Smith will be seconded to serve as President and Acting General Manager of Fluidigm Canada Inc., an Ontario corporation (formerly named DVS Sciences Inc.), our indirect, wholly-owned subsidiary for up to one year. The secondment agreement did not result in any modification to Mr. Smith’s current levels of compensation, including his base salary, target bonus potential, or equity compensation. However, as part of the secondment, Mr. Smith will receive a secondment allowance of up to $125,000 to cover travel and relocation expenses, housing, and other fringe benefits. Mr. Smith will also receive tax equalization benefits such that his income and social security tax liabilities as a result of the secondment will approximate the amount that he would have paid had he remained in California.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to our chief executive officer and certain of our highly paid executive officers. We can, however, preserve the deductibility of certain performance-based compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. Under applicable tax guidance for newly-public companies, the deduction limitation generally will not apply to compensation paid pursuant to any plan or agreement that existed before the company became publicly held. In addition, compensation provided by newly-public companies through the first stockholder meeting to elect directors after the close of the third calendar year following the year in which the initial public offering occurs, or earlier upon the occurrence of certain events (e.g., a material modification of the plan or agreement under which the compensation is granted), will not be included for purposes of the Section 162(m) limit provided the arrangement was adequately described in the prospectus relating to the initial public offering. Accordingly, we believe that deductibility of all income recognized by executive officers pursuant to equity compensation granted by us through the expiration of the reliance period, will not be limited by Section 162(m). While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. The compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers but intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Section 409A of the Internal Revenue Code of 1986, as amended, or Section 409A, imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). For certain executive officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service. We have and will continue to endeavor to structure our compensation arrangements to comply with Section 409A so as to avoid the adverse tax consequences associated therewith.

Compensation Committee Report

The compensation committee oversees Fluidigm’s compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Samuel D. Colella (Chair)

Gerhard F. Burbach

Evan Jones

John A. Young

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, chief financial officer, and each of the next three most highly compensated executive officers during 2013, together referred to as our “named executive officers,” for 2013, 2012, and 2011.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		Other Compensation ($)		Total ($)
Gajus V. Worthington	2013	425,000		1,018,223	297,500		—		1,740,723
President and Chief Executive Officer	2012	350,000		827,917	175,000		—		1,352,917
	2011	350,000		608,469	150,000		—		1,108,469
Vikram Jog	2013	311,576		442,706	155,800				910,082
Chief Financial Officer	2012	303,576		331,167	91,000		—		725,743
	2011	303,576		369,652	110,000		—		783,228
Robert C. Jones	2013	308,140		584,371	154,100		—		1,046,611
Executive Vice President, Research and Development	2012	288,140		325,929	86,000		—		700,069
	2011	288,140		170,637	100,000		—		558,777
William M. Smith	2013	311,955		486,976	156,000		—		954,931
Executive Vice President, Legal Affairs, and General Counsel	2012	300,955		579,542	90,000		—		970,497
	2011	300,955		369,652	120,000		—		790,607
Mai Chan (Grace) Yow	2013	293,425	(3)	584,371	146,713	(3)	9,449	(3)(4)	1,033,958
Executive Vice President, Worldwide Manufacturing, and General Manager of Fluidigm Singapore Pte. Ltd.	2012	283,042	(5)	496,750	84,367	(5)	8,682	(4)(5)	872,841
	2011	266,767	(6)	210,440	65,770	(6)	7,829	(4)(6)	550,806

(1)	Amounts represent the aggregate grant date fair value of options granted in the year indicated to the named executive officer calculated in accordance with FASB ASC 718 without regard to estimated forfeitures. See Note 11 of the notes to our audited consolidated financial statements for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.
(2)	The amounts in this column for 2013, 2012, and 2011 represent total performance-based bonuses earned for service rendered during 2013, 2012, and 2011, respectively, under our executive bonus plan for the applicable year. All such amounts were paid subsequent to year end. For a description of our executive bonus plan, please see the section entitled “Executive Bonus Plan” under “Compensation Discussion and Analysis” above.
(3)	Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.
(4)	Represents contributions made to a defined contribution plan.
(5)	Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.8191 USD, the average conversion rate for the period beginning December 1, 2012 to December 31, 2012.
(6)	Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.7720 USD, the average conversion rate for the period beginning December 1, 2011 to December 31, 2011.

Grants of Plan-Based Awards

The following table presents information concerning each grant of an award made to a named executive officer in 2013 under any plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)						All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold		Target		Maximum
Gajus V. Worthington	02/15/2013 04/09/2013	(3) (4)	212,500		212,500		450,000		115,000 —	16.73 —	1,018,223 —
Vikram Jog	02/15/2013	(3)							50,000	16.73	442,706
	04/09/2013	(4)	109,052		109,052		218,103		—	—	—
Robert C. Jones	02/15/2013	(3)							66,000	16.73	584,371
	04/09/2013	(4)	107,849		107,849		215,698		—	—	—
William M. Smith	02/15/2013	(3)							55,000	16.73	486,976
	04/09/2013	(4)	109,184		109,184		218,369		—	—	—
Mai Chan (Grace) Yow	02/15/2013	(3)							66,000	16.73	584,371
	04/09/2013	(4)	102,699	(5)	102,699	(5)	205,398	(5)	—	—	—

(1)	Based upon the closing sale price of our common stock as reported on the NASDAQ Stock Market on the date of grant.
(2)	Amounts represent the grant date fair value of the stock options, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. See Note 11 of the notes to our audited consolidated financial statements for a discussion of assumptions made in determining the grant date fair value.
(3)	Represents awards granted under our 2011 Equity Incentive Plan.
(4)	Corresponds to the date on which our compensation committee set the target bonus amounts payable to each of our named executive officers pursuant to our 2013 executive bonus plan.
(5)	Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of December 31, 2013.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gajus V. Worthington	29,491 (1) 3,538 (1) 8,257 (2) 8,257 (2) 5,780 (3) 5,780 (4) 15,014 (5) 4,508 (6) 7,634 (7) 13,454 (7) 5,176 (8) 6,383 (8) 11,560 (9) 5,635 (12) 5,058 (12) 577 (12) 45,208 (14) 47,916 (15) 26,354 (16)	— — — — — — — — — — — — — 145 145 — 24,792 52,084 88,646	3.39 3.39 4.08 4.08 4.08 4.08 4.08 4.45 4.45 4.45 4.45 4.45 4.45 8.37 8.37 8.37 14.60 15.49 16.73	01/17/2015

01/17/2015

11/17/2019

11/17/2019

11/17/2019

11/17/2019

11/17/2019

05/07/2017

05/07/2017

05/07/2017

04/23/2018

04/23/2018

04/23/2018

01/04/2021

01/04/2021

01/04/2021

05/17/2021

02/17/2022

02/15/2023

Vikram Jog	— — 3,341 (14) 19,166 (15) 9,548 (16)	145 145 14,167 20,834 38,542	(15) (15)	8.37 8.37 14.60 15.49 16.73	01/04/2021 01/04/2021 05/17/2021 02/17/2022 02/15/2023

William M. Smith	7,431 (10) 16,515 (1) 8,821 (11) 5,176 (8) 5,780 (3) 5,780 (4) 2,299 (13) 5,635 (13) 19,833 (14) 791 (15) 12,604 (16)	— — — — — — 145 145 14,167 36,459 42,396		2.42 3.39 4.45 4.45 4.08 4.08 8.37 8.37 14.60 15.49 16.73	04/18/2014 01/17/2015 08/14/2016 04/23/2018 11/17/2019 11/17/2019 01/04/2021 01/04/2021 05/17/2021 02/17/2022 02/15/2023

Robert C. Jones	6,965 (9) 141 (4) 5,635 (13) 5,635 (13) 9,687 (14) 14,375 (15) 4,791 (17) 15,125 (16)	— — 145 145 5,313 15,625 5,209 50,875		4.45 4.08 8.37 8.37 14.60 15.49 14.55 16.73	04/23/2018 11/17/2019 01/04/2021 01/04/2021 05/17/2021 02/17/2022 03/05/2022 02/15/2023

Mai Chan (Grace) Yow	2,768 (13) 5,635 (13) 12,916 (14) 28,750 (15) 15,125 (16)	145 145 7,084 31,250 50,875		8.37 8.37 14.60 15.49 16.73	01/04/2021 01/04/2021 05/17/2021 02/17/2022 02/15/2023

(1)	The option fully vested on January 18, 2009.
(2)	The option fully vested on February 1, 2012.
(3)	The option fully vested on December 31, 2012.
(4)	The option fully vested on April 1, 2013.
(5)	The option fully vested on November 17, 2013.
(6)	The option fully vested on February 1, 2009.
(7)	The option fully vested on May 1, 2010.
(8)	The option fully vested on May 1, 2008.
(9)	The option fully vested on March 31, 2012.
(10)	The option fully vested on January 1, 2008.
(11)	The option fully vested on October 1, 2008.
(12)	70% of the shares subject to the Option vested on December 31, 2010, 25% of the remaining 30% of the shares subject to the Option vested on April 1, 2011 and 1/48th of the remaining unvested shares subject to the Option vest each month thereafter.
(13)	70% of the shares subject to the Option vested on March 10, 2011, 25% of the remaining 30% of the shares subject to the Option vested on April 1, 2011 and 1/48th of the remaining unvested shares subject to the Option vest each month thereafter, such that the Option will be fully vested on April 1, 2014.
(14)	1/48th of the shares subject to the Option vested on June 18, 2011 and 1/48th of the shares subject to the Option vest each month thereafter, such that the Option will be fully vested on May 18, 2015.
(15)	1/48th of the shares subject to the Option vested on February 17, 2012 and 1/48th of the shares subject to the Option vested on March 1, 2012 and each month thereafter, such that the Option will be fully vested on January 1, 2016.
(16)	1/48th of the shares subject to the Option vested on February 1, 2013 and 1/48th of the shares subject to the Option vested on March 1, 2013 and each month thereafter, such that the Option will be fully vested on January 1, 2017.
(17)	1/24th of the shares subject to the Option vested on March 5, 2012 and 1/48th of the shares subject to the Option vested on April 1, 2012 and each month thereafter, such that the Option will be fully vested on January 1, 2016.

Option Exercises in 2013

The following table provides additional information about the value realized by the named executive officers on option award exercises during the year ended December 31, 2013.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Gajus V. Worthington	—	—
Vikram Jog	55,746	535,296
Robert C. Jones	51,187	848,896
William M. Smith	104,135	1,323,677
Mai Chan (Grace) Yow	64,900	1,011,732

As of December 31, 2013, our named executive officers had not been awarded any equity awards other than stock options.

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2013.

Potential Payments Upon Termination or Change of Control

We have entered into employment and severance agreements with each of our named executive officers, which require us to make payments if the named executive officer’s employment with us is terminated in certain circumstances.

Pursuant to our employment and severance agreements with our named executive officers, a “change of control” is defined as the occurrence of the following events:

•

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under said Act, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities;

•

a change in the composition of our board occurring within a two-year period, as a result of which fewer than a majority of our directors are “incumbent directors,” which term is defined as either (i) our directors as of the execution date of the relevant agreement or (ii) directors who are elected, or nominated for election, to our board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors);

•

the date of the consummation of our merger or consolidation with any other corporation that has been approved by our stockholders, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or our stockholders approve a plan of our complete liquidation; or

•	the date of the consummation of the sale or disposition by us of all or substantially all of our assets.

Pursuant to our employment and severance agreements with our named executive officers, “cause” is defined as:

•	an act of dishonesty in connection with a named executive officer’s responsibilities as an employee;

•	a conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

•	gross misconduct;

•	an unauthorized use or disclosure of any of our proprietary information or of any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with us;

•	a willful breach of any obligations under any written agreement or covenant with us; or

•

a named executive officer’s continued failure to perform his or her employment duties after he or she has received a written demand of performance from us and has failed to cure such non-performance to our satisfaction within 10 business days after receiving such notice.

Pursuant to our employment and severance agreements with our named executive officers, “good reason” means the occurrence of one or more of the following events effected without the named executive officer’s prior consent, provided that he or she terminates his or her employment within one year thereafter:

•

the assignment to the named executive officer of any duties or a reduction of the named executive officer’s duties, either of which significantly reduces his or her responsibilities; provided that the continuance of his or her responsibilities at the subsidiary or divisional level following a change of control, rather than at the parent, combined or surviving company level following such change of control shall not be deemed “good reason” within the meaning of this clause;

•	a material reduction of the named executive officer’s base salary;

•	the relocation of the named executive officer to a facility or a location greater than 50 miles from his or her present location; or

•	a material breach by us of any material provision of the employment and severance agreement.

However, no act or omission by us shall constitute “good reason” if we fully cure that act or omission within 30 days of receiving notice from the named executive officer.

The employment and severance agreements provide that in the event the named executive officer’s employment is terminated by us or our successor without “cause” prior to a “change of control” or after 12 months following a “change of control” and the named executive officer executes a standard release of claims with us, in a form that is acceptable to us and which becomes effective no later than the 60th day following termination of employment, the named executive officer is entitled to receive, in addition to such officer’s salary payable through the date of termination of employment and any other benefits earned and owed through the date of termination, the following cash payments:

•	an amount, payable in accordance with our customary payroll practices, equal to six months of the named executive officer’s base salary in effect immediately prior to the time of termination; and

•

reimbursement of costs and expenses incurred by the executive officer and his or her eligible dependents for coverage under group health plans, policies or arrangements sponsored by us for a period of up to six months, provided that such coverage is timely elected under COBRA or similar applicable state statute.

The employment and severance agreements further provide that in the event the named executive officer’s employment is terminated (i) by us or our successor without “cause” and within 12 months following a “change of control” or (ii) by the executive officer for “good reason” and within 12 months following a “change of control”, and in each case the named executive officer executes a standard release of claims with us, in a form that is acceptable to us and which becomes effective no later than the 60th day following termination of employment, the executive officer is entitled to receive, in addition to such officer’s salary payable through the date of termination of employment and any other benefits earned and owed through the date of termination, the following cash payments and benefits:

•

an amount, payable in a lump sum, equal to the greater of (i) six months of the named executive officer’s base salary in effect immediately prior to the change in control or (ii) six months of the named executive officer’s base salary in effect immediately prior to the time of termination;

•

all outstanding unvested stock options, equity appreciation rights or similar equity awards then held by the named executive officer as of the date of termination will immediately vest and become exercisable as to all shares underlying such options;

•

any shares of restricted stock, restricted stock units and similar equity awards then held by the named executive officer will immediately vest and any of our rights of repurchase or reacquisition with respect to such shares will lapse as to all shares; and

•

reimbursement of costs and expenses incurred by the named executive officer and his or her eligible dependents for coverage under group health plans, policies or arrangements sponsored by us for a period of up to six months, provided that such coverage is timely elected under COBRA or similar applicable state statute.

In December 2012, we entered into amended and restated employment and severance agreements with each of our executive officers to conform the terms of the agreements to changes in applicable tax and healthcare laws. The amendment and restatement did not affect the economic terms of the agreements.

The following table describes the payments and benefits that each of our named executive officers would be entitled to receive pursuant to the employment and severance agreements, assuming that each of the following triggers occurred on December 31, 2013: (i) their employment was terminated without “cause” prior to a “change of control” or after 12 months following a “change of control” and (ii) their employment was terminated without “cause” or by them for “good reason” within 12 months following a “change of control.”

	Employment Terminated without Cause prior to, or more than 12 Months after, a Change of Control		Employment Terminated within 12 Months after a Change of Control(1)
Name and Principal Position	Severance Payments ($)(2)	Health Care Benefits ($)(3)	Equity Acceleration ($)(4)	Severance Payments ($)(2)	Health Care Benefits ($)(3)
Gajus V. Worthington	212,500	12,345	3,693,395	212,500	12,345
Vikram Jog	155,788	12,345	1,649,682	155,788	12,345
Robert C. Jones	154,070	12,345	1,710,699	154,070	12,345
William M. Smith	155,978	10,918	2,088,869	155,978	10,918
Mai Chan (Grace) Yow (5)	146,713	977	1,985,145	146,713	977

(1)	Includes termination of the employee’s employment by the company or its successor without “cause” and termination by the employee for “good reason.”
(2)	The amounts shown in this column are equal to six months of the named executive officer’s base salary as of December 31, 2013.
(3)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents under our benefit plans for a period of six months, assuming that such coverage is timely elected under COBRA for U.S.-based named executive officers.
(4)	Value represents the gain the named executive officer would receive, calculated as the difference between our closing stock price on December 31, 2013 and the exercise price of all unvested in-the-money options held by such named executive officer as of December 31, 2013. The closing stock price of our common stock on December 31, 2013, as reported on the NASDAQ Stock Market, was $38.28 per share.
(5)	Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.794 USD, the average conversion rate for the period beginning December 1, 2013 to December 31, 2013.

In addition to the benefits described above, our 2011 Equity Incentive Plan, 2009 Equity Incentive Plan, and 1999 Stock Option Plan provide for full acceleration of all outstanding options in the event of a change of control of our company where the successor company does not assume our outstanding options and other awards in connection with such acquisition transaction. We estimate the value of this benefit for each named executive officer to be equal to the amount listed above in the column labeled “Equity Acceleration.”

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2013.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Reserved for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders
1999 Stock Option Plan (1)	82,179	$4.27	—
2009 Equity Incentive Plan (2)	643,991	$5.98	—
2011 Equity Incentive Plan (3)	2,700,941	$16.21	259,797
Equity compensation plans not approved by security holders	—	—	—

Total	3,427,111	$14.00	259,797

(1)	The 1999 Stock Option Plan was replaced by the 2009 Equity Incentive Plan in April 2009. A total of 381,495 shares remaining available for grant under the 1999 Stock Option Plan were transferred to the 2009 Equity Incentive Plan and the 1999 Stock Option Plan was terminated for any new grants.
(2)	The 2009 Equity Incentive Plan was replaced by the 2011 Equity Incentive Plan in February 2011. A total of 55,423 shares remaining available for grant under the 2009 Equity Incentive Plan were transferred to the 2011 Equity Incentive Plan and the 2009 Equity Incentive Plan was terminated for any new grants.
(3)	The 2011 Equity Incentive Plan provides that the number of shares available for issuance under the plan will include an annual increase on the first day of each fiscal year beginning in 2012, equal to the least of: (a) 1,000,000 shares; (b) 4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or (c) such other amount as our board of directors may determine. Pursuant to the provision, an additional 1,000,000 shares became available for issuance under the 2011 Equity Incentive Plan, effective January 1, 2014.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Related Person Transactions

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our common stock that provides for certain rights relating to the registration of their shares of common stock, including those issued upon conversion of their previously-held preferred stock.

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to our executive officers as described in the section entitled “Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Collaboration Agreement with the Genome Institute of Singapore

On August 16, 2012, Fluidigm Singapore Pte. Ltd., our wholly-owned subsidiary, entered into a research collaboration agreement with the Genome Institute of Singapore, or GIS, pursuant to which the parties established the Single Cell ‘Omics Centre, or SCOC, in Singapore. Each party agreed to make certain contributions to support the SCOC, including the contribution of equipment, facilities, headcount, and other assets, over a period of two years. Fluidigm Singapore’s contributions to the SCOC are estimated to be approximately $933,000 and GIS’s contributions to the SCOC are estimated to be approximately $595,000 (amounts based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.8191 USD (the average conversion rate for the period beginning December 1, 2012 to December 31, 2012). In furtherance of the collaboration agreement, GIS has purchased approximately $381,000 in products from us pursuant to standard terms of sale.

GIS is an institute under the umbrella of the Agency for Science, Technology and Research, which is a statutory board established by and under the control of the Singapore government. The Singapore government, through its control of the Economic Development Board of Singapore, or EDB, which is the parent entity of EDB Investments Pte Ltd, may be deemed to have shared voting and dispositive power over the shares of our common stock held by BioMedical Sciences Investment Fund Pte Ltd, or BMSIF, and Singapore Bio-Innovations Pte Ltd, or SBI, and may have a direct or indirect material interest in the transactions. BMSIF and SBI, together, held more than 5% our outstanding shares of common stock in 2013. Based solely on the most recently available Schedule 13G filed with the SEC, as of December 31, 2013, BMSIF and SBI, together, no longer held more than 5% our outstanding shares of common stock.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of any of the foregoing persons, are not permitted to enter into any transaction with us for which disclosure would be required under Item 404 of Regulation S-K, referred to as a related person transaction, without the review and approval or ratification of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any related person transaction must be presented to our audit committee for review, consideration and approval or ratification. In approving or rejecting any such related person transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Except as set forth below, we believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements in 2013.

•

A late Form 4 report was filed for each of Gajus V. Worthington, Vikram Jog, Fredric T. Walder, William M. Smith, Robert C. Jones, and Mai Chan Yow on February 21, 2013 to report the receipt of stock options granted to each such executive officer on February 15, 2013.

•

An amendment to a Form 4 report was filed for Samuel D. Colella on November 8, 2013 to correctly report the number of shares acquired by Mr. Colella as a result of an in-kind distribution that was included in the Form 4 report filed for Mr. Colella on November 5, 2013.

In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.

SECURITY OWNERSHIP

The following table sets forth information, as of February 28, 2014, concerning, except as indicated by the footnotes below:

•	Each person who we know beneficially owns more than five percent of our common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 27,873,761 shares of common stock outstanding at February 28, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to Fluidigm, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned	Options Exercisable Within 60 Days	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with PRIMECAP Management Company (1)	3,484,821	—	3,484,821	12.50%
Entities affiliated with Prudential Financial, Inc. (2)	2,698,336	—	2,698,336	9.68%
Entities affiliated with Fidelity (3)	1,752,339	—	1,752,339	6.29%
Wasatch Advisors, Inc. (4)	1,722,172	—	1,722,172	6.18%
Entities affiliated with Lord, Abbett & Co. LLC (5)	1,660,880	—	1,660,880	5.96%
Entities affiliated with JPMorgan Chase & Co. (6)	1,453,971	—	1,453,971	5.22%
Entities affiliated with OrbiMed Advisors LLC (7)	1,446,008	—	1,446,008	5.19%

Directors and Named Executive Officers:
Gajus V. Worthington (8)	47,159	279,620	326,779	1.16%
Gerhard F. Burbach (9)	—	17,500	17,500	*
Samuel D. Colella (10)	25,234	51,340	76,574	*
Vikram Jog (11)	2,061	31,329	33,390	*
Evan Jones (12)	98,639	56,500	155,139	*
Patrick S. Jones (13)	—	56,500	56,500	*
William M. Smith (14)	—	98,705	98,705	*
Robert C. Jones (15)	—	65,763	65,763	*
John A. Young (16)	849	51,340	52,189	*
Mai Chan (Grace) Yow (17)	—	77,651	77,651	*
All directors and executive officers as a group (11 persons) (18)	173,942	870,401	1,044,343	3.63%

*	Less than one percent.
(1)	Based in part on the most recently available Schedule 13G filed with the SEC. Consists of shares held by entities for which PRIMECAP Management Company, or PRIMECAP, furnishes investment advice. As a result of its role as investment adviser, PRIMECAP may be deemed to be the beneficial owner of the shares. The address of PRIMECAP is 225 South Lake Ave., #400, Pasadena, CA 91101.
(2)	Based solely on the most recently available Schedule 13Gs filed with the SEC. Consists of 2,690,748 shares held by investment companies, insurance separate accounts, and institutional clients, collectively referred to as the Managed Portfolios, for which Jennison Associates LLC, or Jennison, furnishes investment advice, 6,228 shares beneficially owned by Prudential Management, Inc., or Prudential Management, and 1,360 shares beneficially owned by Quantitative Management Associates LLC, or QMA. As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios. Prudential Financial, Inc., or Prudential Financial, indirectly owns 100% of equity interests of Jennison, Prudential Management, and QMA. As a result, Prudential Financial may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison, Prudential Management, and QMA may have with respect to the shares. Jennison does not file jointly with Prudential Financial and the shares reported on Jennison’s 13G may be included in the shares reported on the 13G filed by Prudential Financial. The address of Jennison is 466 Lexington Avenue, New York, NY 10017. The address of Prudential Financial is 751 Broad Street, Newark, New Jersey 07102.
(3)

Based solely on the most recently available Schedule 13G filed with the SEC. Consists of shares held by Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The address of Fidelity is 245 Summer Street,

Boston MA 02210. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through their control of Fidelity, have power to dispose of the securities owned by Fidelity. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.
(4)	Based solely on the most recently available Schedule 13G filed with the SEC. Consists of shares held by Wasatch Advisors, Inc., or Wasatch, a registered investment advisor under the Investment Advisers Act of 1940, as amended. The address of Wasatch is 150 Social Hall Avenue, Suite 400, Salt Lake City, UT 84111.
(5)	Based solely on the most recently available Schedule 13G filed with the SEC. Consists of shares held by Lord, Abbett & Co. LLC on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act of 1940, employee benefit plans, pension funds or other institutional clients. The address of the entities affiliated with Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.
(6)	Based solely on the most recently available Schedule 13G filed with the SEC. Consists of shares held by JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., JPMorgan Asset Management (UK) Ltd., and JPMorgan Asset Management (Canada) Inc., collectively referred to as the JPMorgan Entities. JPMorgan Chase & Co. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act with respect to the JPMorgan Entities and may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power with respect to the shares. The address of the entities affiliated with JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017.
(7)

Based solely on the most recently available Schedule 13G filed with the SEC. Consists of 189,000 shares held by OrbiMed Advisors LLC and 1,257,008 shares held by OrbiMed Capital LLC, on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. Samuel D. Isaly is a control person of OrbiMed Advisors LLC and OrbiMed Capital LLC in accordance with Rule 13d-1(b) and Rule 13d-1(k). OrbiMed Advisors LLC and OrbiMed Capital LLC are investment advisors in accordance with Rule 13d-1(b) and Rule 13d-1(k). The address of the entities affiliated with OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, Ney York, New York 10022.

(8)	Consists of 47,159 shares held of record by the Worthington Family Trust dtd 3-6-07, of which Mr. Worthington is a trustee, and options to purchase 279,620 shares of common stock that are exercisable within 60 days of February 28, 2014.
(9)	Consists of options to purchase 17,500 shares of common stock that are excerciseable within 60 days of February 28, 2014.
(10)	Consists of 19,673 shares held by The Colella Family Trust, of which Mr. Colella is a trustee; 5,561 shares held by The Colella Family Partners, L.P., of which Mr. Colella is a general partner; and options to purchase 51,340 shares of common stock held by Mr. Colella that are exercisable within 60 days of February 28, 2014.
(11)	Consists of 2,061 shares held by the Vikram and Pratima Jog Family Trust U/A DATED 6/23/2009, of which Mr. Jog is a trustee, and options to purchase 31,329 shares of common stock that are exercisable within 60 days of February 28, 2014.
(12)	Consists of 98,639 shares held of record by jVen Capital, LLC, of which Mr. Jones is a managing member, and options to purchase 56,500 shares of common stock that are exercisable within 60 days of February 28, 2014.
(13)	Consists of options to purchase 56,500 shares of common stock that are exercisable within 60 days of February 28, 2014.
(14)	Consists of options to purchase 98,705 shares of common stock that are exercisable within 60 days of February 28, 2014.
(15)	Consists of options to purchase 65,763 shares of common stock that are exercisable within 60 days of February 28, 2014.
(16)	Consists of 849 shares held of record by the Young Family Trust dated September 8, 1986, of which Mr. Young is a trustee, and options to purchase 51,340 shares of common stock that are exercisable within 60 days of February 28, 2014.
(17)	Consists of options to purchase 77,651 shares of common stock that are exercisable within 60 days of February 28, 2014.
(18)	Consists of 173,942 shares beneficially owned by current directors and executive officers, and options held by current directors and executive officers to purchase 870,401 shares of common stock that are exercisable within 60 days of February 28, 2014.

OTHER MATTERS

We know of no other matters to be submitted at the 2014 annual meeting. If any other matters properly come before the 2014 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2014 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

South San Francisco, California

April 10, 2014

FLUIDIGM CORPORATION

ATTN: WILLIAM M. SMITH

7000 SHORELINE COURT, SUITE 100 SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73344-P50190

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FLUIDIGM CORPORATION

For All Withhold All For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.

The Board of Directors recommends that you vote FOR the following nominees for Class I directors:

1. Election of Directors

Nominees:

01) Patrick S. Jones

02) Evan Jones

The Board of Directors recommends that you vote FOR Proposal Two:

For Against Abstain

2. To approve our executive compensation program for the year ended December 31, 2013, on an advisory (non-binding) basis.

The Board of Directors recommends that you vote FOR Proposal Three:

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

NOTE: In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof. The proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of both nominees for Class I directors, FOR the approval of our executive compensation program for the year ended December 31, 2013, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, and 2013 Annual Report are available at www.proxyvote.com.

M73345-P50190

FLUIDIGM CORPORATION Annual Meeting of Stockholders May 21, 2014 at 11:30 AM (Pacific Time) This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Gajus V. Worthington, Vikram Jog, and William M. Smith, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FLUIDIGM CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM (Pacific Time) on May 21, 2014, at the offices of Fluidigm Corporation located at 7000 Shoreline Ct., Suite 100, South San Francisco, California 94080, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side